UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2024 (December 3, 2024)

CRESCENT CAPITAL BDC, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5900

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CCAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 3, 2024, Crescent Capital BDC, Inc. (the “Company”) and certain subsidiaries of the Company entered into an Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Agreement”) with Sumitomo Mitsui Banking Corporation as Administrative Agent (“Agent”), Collateral Agent, Lead Arranger, Sole Bookrunner and a lender, and certain other lenders named therein.

The Revolving Credit Agreement amended and restated an existing Senior Secured Revolving Credit Agreement with Agent and, among other things, (i) decreased the size of the aggregate revolving commitment from up to $350,000,000.00 to up to $285,000,000.00, (ii) added an initial term commitment in an amount not to exceed $25,000,000.00 for an aggregate facility size of $310,000,000.00, (iii) increased the interest rate by 0.125% so that borrowings under the revolving commitment will bear interest at the applicable benchmark rate plus (A) 1.125% per annum for ABR Loans and 2.125% per annum for Term Benchmark Loans and RFR Loans if the Borrowing Base is less than 1.60 times the Combined Debt Amount and (B) 1.000% per annum for ABR Loans and 2.000% for Term Benchmark Loans and RFR Loans if the Borrowing Base is equal to or greater than 1.60 times the Combined Debt Amount, in each case, on outstanding amounts, or as otherwise determined by the Revolving Credit Agreement, (iii) extended the facility termination date from October 27, 2026 to December 3, 2029, unless otherwise terminated earlier under the Revolving Credit Agreement, and (iv) extended the facility revolving commitment period termination date from October 27, 2025, to December 1, 2028, unless otherwise terminated earlier under the Revolving Credit Agreement.

Borrowings under the Revolving Credit Agreement remain subject to leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material, amended provisions of the Revolving Credit Agreement and is qualified in its entirety by reference to a copy of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Senior Secured Revolving Credit Agreement, dated December 3, 2024, by and among Crescent Capital BDC, Inc. as the Borrower, certain lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent, collateral agent, lead arranger, sole bookrunner and a lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: December 5, 2024	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer